EXHIBIT 99.2

First Financial Bancorp Announces Strategic Market Changes
and Banking Center Consolidation Plans

Cincinnati, Ohio – December 8, 2010 – First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today changes in its strategic markets and plans to consolidate selected banking centers.

“As we execute our strategic plan, we continually evaluate each of our designated markets and specific locations so that our resources are appropriately focused on the best opportunities to maximize value for both the Company and our clients,” said Claude Davis, President and Chief Executive Officer.

“Through an internal review process that includes analyzing growth opportunities, brand awareness and penetration within our markets, we made the decision to shift resources towards those core markets we believe will provide a higher level of potential overall growth while improving the efficiency of our operations.  These markets include key areas such as Cincinnati and Dayton, Ohio and Indianapolis, Southern and Northwest Indiana.”

Based on the internal strategic review, First Financial will be exiting the four locations comprising its Michigan geographic market, Grandville, Kalamazoo, Lansing and Traverse City, and its single location in Louisville, Kentucky.  All five locations were acquired during 2009 as part of First Financial’s Federal Deposit Insurance Corporation (“FDIC”)-assisted transactions under which the Company assumed the banking operations of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. (collectively, “Irwin”).

In exiting these markets, First Financial expects to use a process similar to that employed by the Company in exiting the western United States markets also acquired as part of the Irwin transaction.  With that approach, the Company may conduct the sale of loans associated with these locations if market conditions are favorable for such transactions.  Otherwise, the loans will be retained and serviced in accordance with their contractual terms and conditions.  Deposit clients will be notified of the decision and the related deposit balances are expected to decline following the notification.

As of September 30, 2010, First Financial had total loans of $265.8 million and total deposits of $140.6 million in the four banking centers located in Michigan and loans of $37.0 million and deposits of $22.9 million in the Louisville banking center.  Estimated annual pre-tax direct operating expenses associated with the five branches that will diminish over time are $5.3 million.  Activity related to these banking centers will be categorized in future periods as “acquired non-strategic.”

In order to improve efficiency within its strategic markets, the Company will also be consolidating seven banking centers located in Ohio and Indiana.  First Financial will continue to provide the high level of service to affected commercial and retail clients that they have been accustomed to in the past.

Subject to appropriate regulatory notification and/or non-objection, the market exits and banking center consolidations are expected to be effective March 31, 2011.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’).  In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements.  Words such as ‘‘believes’’, ‘‘anticipates’’, ‘‘intends’’, and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risks and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management’s ability to effectively execute its business plan;
▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;
▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
▪	inflation and possible changes in interest rates;
▪	our ability to keep up with technological changes;
▪	mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations;
▪	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company;
▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;
▪	adverse changes in the securities and debt markets;
▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company.  As of September 30, 2010, the Company had $6.2 billion in assets, $4.4 billion in loans, $5.1 billion in deposits and $691 million in shareholders’ equity.  The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management.  The commercial and retail units provide traditional banking services to business and consumer clients.  First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.2 billion in assets under management as of September 30, 2010.  The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 108 banking centers across 70 communities.  Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts	Media
Kenneth Lovik	Cheryl Lipp
Vice President, Investor Relations and	First Vice President, Director of Communications
Corporate Development	(513) 979-5797
(513) 979-5837	cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com